UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

FISCALNOTE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39672	88-3772307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW 6th Floor
Washington, District of Columbia		20004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 793-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	NOTE.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On January 27, 2023, FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with the persons and entities listed on Schedule 1 to the Purchase Agreement (the “Sellers”). Pursuant to the Purchase Agreement, on January 27, 2023 (the “Closing Date”), the Company purchased from the Sellers all of the issued and outstanding share capital of Dragonfly Eye Limited, a company incorporated in England (“Dragonfly”), for an aggregate purchase price of up to £26.5 million pounds sterling in value (the “Transaction”).

The aggregate purchase price consists of (i) £4.5 million pounds sterling in cash, (ii) £9.5 million pounds sterling in shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), with an agreed upon value of £5.00 pounds sterling per share, and (iii) £9.0 million pounds sterling in aggregate principal amount of subordinated convertible promissory notes (“Convertible Notes”). The purchase price is subject to customary adjustment based on working capital adjustments and the amount of Dragonfly’s transaction expenses and net indebtedness that remain unpaid as of the Closing Date, and indemnification obligations for certain claims made following the Closing Date. All of such shares of Common Stock and Convertible Notes were issued only to eligible Sellers (the “Eligible Sellers”) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Regulation S and Regulation D promulgated under the Securities Act.

Additionally, the Sellers are eligible to receive an additional payment from the Company of up to £3.5 million pounds sterling (the “Earnout”) based on the achievement by Dragonfly of U.S. GAAP revenue targets for 2023. In the event any part of the Earnout becomes payable, the Company may satisfy its payment obligations to the Sellers with cash or Common Stock having a deemed per share value equal to the volume weighted average price per share (“VWAP”) of Common Stock on a national securities exchange during the 30 consecutive trading day period ending December 30, 2023 or, if the Common Stock is not traded on a national securities exchange at such time, the per share value of the Common Stock will be determined by an independent appraiser.

The Purchase Agreement contains customary warranties and covenants of the Company, on one hand, and the Sellers, on the other hand, including, among others, restrictive covenants applicable to selected Sellers involved in Dragonfly’s business. The Sellers’ liability to the Company for breaches of their warranties and covenants in the Purchase Agreement are subject to certain specified limitations, including, among other things, limitations on the period during which the Company may make claims against the Sellers and limitations on the amounts for which the Sellers may be liable.

The warranties and covenants set forth in the Purchase Agreement were made solely between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. Moreover, the warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. Information concerning the subject matter of the warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

For the foregoing reasons, no person should rely on the warranties as statements of factual information at the time they were made or otherwise.

Subordinated Convertible Promissory Notes

On the Closing Date, the Company issued approximately £9.0 million pounds in aggregate principal amount of Convertible Notes to Eligible Sellers in the Transaction. On the Closing Date, the Company also entered into a Subordination Agreement (the “Subordination Agreement”) with Runway Growth Finance Corp., certain of the Company’s subsidiaries (the “Borrowers”) and the representative of the Eligible Sellers. Pursuant to the Subordination Agreement, the Convertible Notes will be subordinated to the Company’s and the Borrowers’ respective obligations under that certain Second Amended and Restated Credit and Guaranty Agreement dated as of July 29, 2022 (as the same may be further amended, supplemented or otherwise modified from time to time) and related senior loan documents (the “Senior Loans”).

The Convertible Notes bear interest at a rate of 8.0% per annum payable in kind in arrears. During the term of each Convertible Note, the principal amount thereof and accrued interest thereon will be convertible into Common Stock in the following scenarios:

•
beginning on the 18-month anniversary of the date of issuance (the “Issuance Date”), a holder may convert, at its option, at the initial conversion price of $10.00 per share of Common Stock (the “Conversion Price”);
•
beginning on the 18-month anniversary of the Issuance Date, the holders of at least a majority of the aggregate outstanding principal amount of the Convertible Notes may elect to convert the aggregate principal amount of all Convertible Notes, and accrued interest thereon, into Common Stock at the Conversion Price;
•
subject to certain limitations, if the VWAP of Common Stock during any five consecutive trading day period following August 2, 2023 exceeds $11.50 per share, the Company may elect to convert all of the Convertible Notes into Common Stock at the Conversion Price; and
•
after August 2, 2023, the Company may elect to convert the Convertible Notes into Common Stock at a price per share equal to the current VWAP of the Common Stock.

The Conversion Price is subject to adjustment in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization with respect to Common Stock. The Convertible Notes and the shares of the Company’s Common Stock issuable upon conversion thereof may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

The Company may prepay the Convertible Notes without penalty at any time in connection with a refinancing, restructuring, or similar transaction involving the Senior Loans. The Convertible Notes will mature on the 5 year anniversary following the Issuance Date. Conversion of the full initial principal amount of the Convertible Notes at the Conversion Price would result in the issuance of approximately 900,000 shares of Common Stock, which amount is subject to increase by any interest paid in kind during the term of the Convertible Notes.

The Convertible Notes include customary representations, warranties and covenants and set forth standard events of default upon which the Convertible Notes may be declared immediately due and payable.

The foregoing descriptions of the Purchase Amendment and the Convertible Notes are not complete and are qualified in their entirety by reference to the Purchase Agreement and the

Convertible Notes, respectively, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 27, 2023, the Company issued a press release announcing the entry into the Purchase Agreement and completion of the transactions contemplated thereby. This press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished with this report:

99.1	Press release dated January 27, 2023, concerning the acquisition of Dragonfly Eye Limited

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

Date:	January 27, 2023	By:	/s/ Jon Slabaugh
Name: Jon Slabaugh Title: Chief Financial Officer